EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 20, 2006 (except for Note 14, as to which the date is July 14, 2006) on the consolidated financial statements of DynEco Corporation and Subsidiary for the years ended December 31, 2005 and 2004 included herein in this Post-Effective Amendment No. 3 to Registration Statement of Dynamic Leisure Corporation on Form SB-2 and to the reference to our firm under the heading "Experts" in the prospectus.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
December 14, 2006